UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2018
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4134 Business Park Drive, Amarillo, Texas	79110-4225
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
The Company has met certain development milestones and has identified certain goals for its future business development, and wishes to share this information with both its shareholders, and the general public.  Accordingly, the Company makes the following disclosures simultaneous with or prior to its disclosure of such information to existing shareholders.

Company Overview:

Amarillo Biosciences, Inc. (ABI) is a diversified healthcare company engaged in the discovery and development of pharmaceutical and biotech products.  Our goal is to introduce novel products that actively stimulate and rejuvenate the human body to combat disease and enhance the ability to heal.  It is already a leader in the investigation of low-dose oral interferon to treat indications such as Thrombocytopenia, Sjögren's syndrome, Hepatitis C (HCV) and influenza, a potential multi-billion dollar market opportunity.  The Company's oral interferon development strategy for China for just three indications (Hepatitis C, Thrombocytopenia and Sjögren's Syndrome) alone has an estimated projected value of $110 million.

Leadership:

Dr. Stephen T. Chen, Chairman & CEO
Dr. Chen is a leading pioneer of liposomal delivery systems in targeting drug delivery systems for cancer chemotherapy, with over 40 years of U.S. experience as a senior executive in the pharma industry:  Burroughs Wellcome (now GlaxoSmithKline), Miles Pharmaceuticals (now Bayer), ICI America (now AstraZeneca), and Ciba-Geigy (now Novartis).  Dr. Chen has expertise in strategic development of in-house drug commercialization as well as external models for outsourced development, production and marketing, with specialization in non-conventional and novel technology-driven delivery systems, including oral, injectable, implantable, and transdermal dosage forms.  Dr. Chen has developed strong U.S. and Asia industry relationships and has been involved in early-stage biopharma companies in the U.S.,  Taiwan and China.  Dr. Chen has an earned Ph.D. in Industrial & Physical Pharmacy, Purdue University, 1977.

Business Divisions (in process of development):
Pharmaceutical:  Core technology leverages a proprietary library of 100+ scientific and clinical data studies on various human and animal applications of low dose oral interferon.  5 related patents owned by the Company apply revolutionary low-dose oral interferon technology to significantly reduce side effects associated with high-dose injectable interferon, at a fraction of the cost.

Medical:  The Company has a development plan for innovative technology to treat metabolism related diseases such as Type 1 and Type 2 diabetes in Greater China.  The Company also has distribution rights for TissueAid®, a wound closure product accepted by major hospital accounts in Taiwan.

Consumer Products:  The Company has obtained import licenses for sale of nutraceuticals and food supplements utilizing unique liposomal delivery systems.

Business Development:  This division will facilitate M&A and joint venture partnership opportunities in Greater China and the US.

Revenue & Capital Structure:  The Company attained its first-ever product revenue of over US $250,000  in 2017, and recently closed over $2 million in equity private placements.  As of June 29, 2018, market capitalization was approximately $9.4 million with 33,724,261 outstanding common shares.  ABI is a U.S. publicly traded company (OTC: AMAR).

Why Asia?  Why Now?

Partnership Opportunities - This is an exciting time for ABI as we focus on expansion with ambitious and innovative plans to unlock a market of three billion people in Asia.  By any metric, Asia is integral for ABI in regards to population base, disease demographics, and innovative healthcare needs.  Now is the opportune time to explore strategic product development partnership opportunities with willing and able local players that have a competitive edge in their respective markets.

Key Drivers for Asia Expansion:

➢	Positive regulatory trends are underway to integrate China into global markets, creating the impetus for bringing state-of-the-art products to China
➢	Chinese policy makers are encouraging more innovation by allowing more investment in US biotech companies to gain earlier and easier access to novel therapies
➢	A flood of Chinese venture capital has pumped $1.4 billion into private US biotech firms in the 1st quarter of this year, as Beijing seeks to become a leader in the development of new medicines

Integrated Strategy for Greater China:  The Company will

➢	gauge pulse of target markets to identify and expedite the optimal strategy for broadening patient reach in Asia
➢	incorporate early product development stage or clinical trials for efficient and simultaneous development in the region
➢	establish the appropriate commercial models to offer the Company's biomedical products and services
➢	grow presence and business operations with an enhanced portfolio of product and services
➢	Achieve scalability through joint ventures, collaborative partnerships and distribution channels
Commercialization of Low-Dose Oral Interferon-a (IFN-α)

➢	Low dose oral IFN-α, a late stage clinical trial product, shown safe and versatile with multiple applications in human and animal health
➢	Used in nearly 70 clinical trials and studies worldwide, covering a wide range of disease areas with promising therapeutic results
➢	IFN can be developed into new drugs and health supplements for infectious diseases, autoimmune diseases, and cancers, also animal drugs and feed additives
Global multi-billion market potential

➢	Global autoimmune disease treatment market expected to reach $45 billion by 2022
➢	Sjögren's Syndrome treatment market to reach $2.2 billion by 2024
➢	Global market for Thrombocytopenia to reach close to $1 billion by 2025, with Asia Pacific the most attractive market
Challenges to achieving commercialization of low-dose oral IFN-a:

Necessary steps include obtaining a source of IFN-a.  If not purchased or licensed, this will entail obtaining a cell line and virus strain, establishing a lab for production and purification, and commencing manufacture of lozenges.  Secondly, clinical trials would be conducted and evaluated for applications for patents and/or trademarks.  Application for regulatory approvals would be initiated and prosecuted.  Marketing, sales and distribution would have to be arranged in various markets.

Development of Diabetic Treatment Centers for Treatment of Metabolism Related Diseases:

The Company owns intellectual property for a metabolism related therapy which consists of proprietary technology, protocol knowledge base, and clinical patient data to treat metabolism related diseases such as Type 1 and Type 2 diabetes, using infusion pump devices and other supplemental equipment.

Innovative, state-of-the-art technology to effectively treat both Type 1 and Type 2 diabetes

➢	Based on a novel pulsatile insulin infusion therapy
➢	Treats underlying metabolic problems and inflammation caused by both Type 1 and Type 2 diabetes, with little to no adverse reactions or side effects
➢	Treatment slows, stops, or reverses many chronic complications of diabetes
ABI sponsored trial demo clinics currently operating in Taiwan & Hong Kong

➢	Demonstrate process of technology to patients and potential investors
➢	Gather valuable Asian-centric patient data and fine-tuning of treatment procedures to improve efficacy
➢	Significantly enhance existing treatment protocol with professional medical administration methodology
Challenges to achieving commercialization for treatment of metabolism related diseases:

The company must purchase, license or develop required equipment, and apply for import licenses to China FDA.  Clinical trials will be conducted at selected hospitals and other medical facilities, and clinical studies prepared to support applications for patents and trademarks.  Ultimately, China FDA approval for treatment and related medical devices will be required.  Treatment centers would then be established at appropriate locations.

Corporate Structure:

The Company (Amarillo Biosciences Inc) is organized under the laws of the State of Texas, USA.  It presently proposes to establish subsidiary (wholly-owned) corporations in China, Taiwan, and the State of California, USA.  These subsidiaries will conduct operations in pharmaceuticals, medical products, consumer products and business development in the various named jurisdictions.

Goal of NASDAQ Listing:

The Company is presently traded OTC.  It has an ultimate goal of being listed on NASDAQ.  Because NASDAQ has specific listing requirements relating to capital and/or revenues, the Company will not qualify for NASDAQ listing unless and until it has experienced significant growth.  This growth is expected by management to consist of a combination of organic growth from the Company's operations, and various appropriate mergers or acquisitions.

Forward-Looking Statements:

Certain statements made throughout this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance, achievements, costs or expenses and may contain words such as "believe," "anticipate," "expect," "estimate," "project," "budget," "potential," or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those projected in the forward-looking statements.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including uncertainties related to product development, uncertainties related to the need for regulatory and other government approvals, dependence on proprietary technology, uncertainty of market acceptance of oral interferon or the Company's other product candidates and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Securities Matters:

Nothing in this disclosure is intended as an offer to sell securities in ABI, nor as a solicitation of an offer to purchase such securities.  Such an offer may be made only by Private Placement Memorandum prepared by ABI, after appropriate vetting of a potential investor.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMARILLO BIOSCIENCES, INC.
Date: July 13, 2018	By: /s/ Bernard Cohen
Bernard Cohen Vice President and Chief Financial Officer